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                                                                  Exhibit 99

                               McGRAW-HILL, INC.

                  SCHEDULE II - RESERVE FOR DOUBTFUL ACCOUNTS

                  Years ended December 31, 1994, 1993 and 1992
                             (Thousands of dollars)


        Balance at         Additions                                            Balance
        beginning           charged                                             at end
Year     of year           to income       Deductions           Other           of year
- ----    ----------         ----------      ----------           -----           -------
                                              (A)

1994       $79,461           $67,508         $68,237            $    -          $78,732

1993        80,768            60,401          65,534             3,826 (B)       79,461

1992        74,157            64,067          57,516                60 (C)       80,768


(A)      Accounts written off, less recoveries.

         Reserves acquired in connection with the purchase of:

                (B)       Macmillan/McGraw-Hill School Publishing Co.

                (C)       Geo. S. Bush & Co., Inc.

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